UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   July 9, 2004

Aastrom Biosciences, Inc.

(Exact name of registrant as specified in charter)

Michigan	0-22025	94-3096597

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Frank Lloyd Wright Drive, P.O. Box 376, Ann Arbor, Michigan	48106

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (734) 930-5555

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.
SIGNATURES

Item 5. Other Events.

On July 9, 2004, Mr. Robert J. Bard advised Aastrom Biosciences that effective July 23, 2004, he was resigning his position as Vice President Regulatory Affairs and Quality Systems to accept a position with another company. While the Company seeks a replacement for Mr. Bard, his duties and responsibilities will be performed by various members of Aastrom’s management and staff.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aastrom Biosciences, Inc.
Date: July 13, 2004	By:	/s/ Alan M. Wright
Senior Vice President
Administrative and Financial Operations, CFO